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                                                                     Exhibit 5.1

                        [Goodwin Procter LLP Letterhead]


January 17, 2002

La Quinta Corporation
909 Hidden Ridge, Suite 600
Irving, Texas  75038

La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas  75038

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to La Quinta Corporation ("LQ CORPORATION") and La Quinta Properties, Inc., ("LQ PROPERTIES," and together with LQ Corporation, the "COMPANIES") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT") of a Joint Registration Statement on Form S-8 (the "JOINT REGISTRATION STATEMENT") relating to 7,400,000 paired shares of common stock, par value $.01 per share, of LQ Corporation and Class B common stock, par value $.01 per share, of LQ Properties (the "REGISTERED PAIRED SHARES") that the Companies may issue pursuant to the La Quinta Corporation 2002 Stock Option and Incentive Plan and/or the La Quinta Corporation Employee Stock Purchase Plan (together, the "PLANS").

         As counsel for the Companies, we have examined copies of the Plans, each of the Companies' Amended and Restated Certificates of Incorporation and each of the Companies' Bylaws, each as presently in effect, and such records, certificates and other documents of the Companies as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

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La Quinta Corporation
La Quinta Properties, Inc.
January 17, 2002
Page 2


         Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Paired Shares against payment therefor in accordance with the terms of the Plans and any agreement thereunder, the Registered Paired Shares will be legally issued, fully paid and non-assessable.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the New York Stock Exchange.

         We hereby consent to being named as counsel to the Companies in the Joint Registration Statement and to the inclusion of this opinion as an exhibit to the Joint Registration Statement.


Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP